EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sadot Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share, issuable pursuant to the Initial Note and the Second Note	Rule 457(c)	1,754,386(1)	$8.56(2)	$15,017,544.16	0.0001381	$2,073.92
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share, issuable pursuant to the Equity Purchase Facility Agreement	Rule 457(o)	—	—	$50,000,000(1)	0.0001381	$6,905.00
Total Offering Amounts						$65,017,544.16		$8,978.92
Total Fees Previously Paid								$0.00(3)
Total Fee Offsets								8,978.92
Net Fee Due								$0.00

(1)	Represents shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sadot Group Inc. (the “Registrant”) being registered for resale by the selling stockholders identified in the registration statement, consisting of (i) up to 1,754,386 shares of Common Stock issuable upon conversion of, or otherwise pursuant to the terms of, the senior secured convertible promissory note in the original principal amount of $4,000,000 issued on July 16, 2026 and the senior secured convertible promissory note in the original principal amount of $1,000,000 issuable at a second closing, in each case pursuant to the Securities Purchase Agreement dated as of July 16, 2026, and (ii) up to 2,500,000 shares of Common Stock issuable pursuant to the Equity Purchase Facility Agreement dated as of July 16, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions with respect to the shares of Common Stock being registered hereunder.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on $8.56, the average of the high ($[●]) and low ($[●]) sale prices per share of the Common Stock as reported on The Nasdaq Capital Market on August [●], 2026, a date within five business days prior to the date of filing of this Amendment No. 1.
(3)	The Registrant previously paid a registration fee of $16,959.65 in connection with the initial filing of this registration statement on July 28, 2026, which fee was calculated on the basis of 3,508,772 shares of Common Stock issuable pursuant to the terms of the senior secured convertible promissory notes and $50,000,000 of shares of Common Stock issuable pursuant to the Equity Purchase Facility Agreement. Pursuant to this Amendment No. 1, the number of shares of Common Stock registered in respect of the senior secured convertible promissory notes has been reduced from 3,508,772 shares to 1,754,386 shares. Because the registration fee previously paid by the Registrant exceeds the registration fee calculated with respect to the securities registered hereby, all of the securities registered hereby are reported in the table above under the caption “Fees Previously Paid,” no additional registration fee is due in connection with this Amendment No. 1, and the Registrant is not claiming any fee offset with respect to the difference.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Sadot Group Inc.	(1)	S-1	333-297757	7/28/2026		$8,978.92
Fee Offset Sources	Sadot Group Inc.		S-1	333-297757		7/28/2026						$16,959.65